UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

July 8, 2022

Date of Report (Date of earliest event reported)

O-I GLASS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-9576	22-2781933
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Michael Owens Way Perrysburg, Ohio (Address of principal executive offices)	43551-2999 (Zip Code)

(567) 336-5000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, $.01 par value	OI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 7.01	REGULATION FD DISCLOSURE.

On July 18, 2022, Paddock Enterprises, LLC (“Paddock”), a wholly owned subsidiary of O-I Glass, Inc. (the “Company”), issued a press release announcing that Paddock has emerged from Chapter 11 protection, and that funding of the Asbestos Trust (as defined below) has been completed. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

The information set forth in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information in this Item 7.01, including Exhibit 99.1, shall not be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

ITEM 8.01	OTHER EVENTS.

On July 8, 2022 (the “Effective Date”), Paddock emerged from Chapter 11 protection, following affirmation on June 22, 2022, by the U.S. District Court for the District of Delaware of the order entered by the U.S. Bankruptcy Court for the District of Delaware (the “Confirmation Order”) confirming the Third Amended Plan of Reorganization for Paddock Enterprises, LLC Under Chapter 11 of the Bankruptcy Code (the “Plan”). The Confirmation Order was issued by the U.S. Bankruptcy Court for the District of Delaware on May 26, 2022. Capitalized terms not defined in this section shall have the meaning ascribed to them in the Plan.

The Plan, which was jointly proposed by Paddock, the Asbestos Claimants Committee, the Future Claimants’ Representative, and the Company, establishes a trust under section 524(g) of the Bankruptcy Code (the “Asbestos Trust”) that will process and pay Asbestos Claims pursuant to the Asbestos Trust Distribution Procedures. The Plan also establishes a channeling injunction that prohibits the assertion of Asbestos Claims against Paddock, the Company and certain additional parties (collectively, the “Protected Parties”) and channels all such Asbestos Claims to the Asbestos Trust.

As of July 18, 2022, the Company and Paddock, as applicable, caused the Asbestos Trust to be funded with cash and other consideration totaling $610 million, consisting principally of (a) $601.5 million in Cash and (b) a Payment Note in the principal amount of $8.5 million, secured by a Pledge of 100% of the equity interests in Reorganized Paddock. The Asbestos Trust will be administered by the Asbestos Trustees pursuant to the Asbestos Trust Agreement.

As of the Effective Date, the Plan also provides that Paddock will release, among other entities, the Company and each Released Party from all claims, including, without limitation, those arising out of the Prepetition Restructuring Transaction, as set forth more fully in the Plan.

On the Effective Date, the Company and Paddock also entered into the O-I Glass Indemnification Agreements, under which the Company is indemnifying Reorganized Paddock for all Non-Asbestos Claims, and both the Support Agreement and the Services Agreement were terminated.

The foregoing description of the Plan is qualified in its entirety by reference to the full text of the Plan, a copy of which is attached hereto as Exhibit 99.2 and incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits

Exhibit No.	Description
99.1	Press Release dated July 18, 2022
99.2	Third Amended Plan of Reorganization for Paddock Enterprises, LLC Under Chapter 11 of the Bankruptcy Code
104	Cover Page Interactive Data File (embedded within the Inline XBRL document and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 18, 2022	O-I GLASS, INC.

	By:	/s/ John A. Haudrich
John A. Haudrich
Senior Vice President and Chief Financial Officer